Exhibit 99.1

Sensus Healthcare Reports Third Quarter 2019 Financial Results

Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (November 6, 2019) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for oncological and non-oncological conditions, announces financial results for the three and nine months ended September 30, 2019.

Highlights from the third quarter of 2019 and recent weeks include:

●	Launched Sculptura™ Modulated Robotic Brachytherapy with Beam Sculpting™ capabilities and Robotic Respiratory Tracking (Sculptura) at several important medical conferences including the American Society for Radiation Oncology (ASTRO) and the American Association for Physicists in Medicine (AAPM)

●	Received regulatory clearance for the SRT-100™ in Korea

●	Continued work with key advocates to improve Centers for Medicare and Medicaid Services (CMS) reimbursement for superficial radiation therapy (SRT)

●	Premier, Inc., with approximately 4,000 member hospitals and health systems across the U.S., added SRT to its group purchasing contracts effective August 1

●	Increased worldwide installed base of SRT systems to approximately 450 systems

●	Shipped 16 SRT systems including 14 SRT-100 Vision™ systems during the third quarter

●	Delivered three of five planned SRT-100+ systems to a large dermatology group

●	Reported revenues of $5.8 million compared with $6.3 million for the third quarter of 2018

●	Cash and investments as of September 30, 2019 were $14.9 million, with no debt

Management Commentary

“The third quarter and recent weeks were highlighted by our launch of Sculptura at major medical conferences, as we took important initial steps to build awareness for the capabilities of this important product,” said Joe Sardano, Sensus Healthcare’s chairman and chief executive officer. “We had a larger presence at this year’s ASTRO trade show, the foremost meeting of radiation oncologists that took place in September, and were delighted with the interest shown by potential customers. Prior to that, our showcasing of Sculptura at the AAPM meeting and at the American Brachytherapy Society’s Annual Meeting generated excitement among physicians and physicists for its new features and technology. We are very pleased with the work of our oncology team and the interest being generated in this recently approved product.”

“Our research agreement with the Perelman School of Medicine at the University of Pennsylvania is moving forward as planned, with patient treatments set to begin by the first quarter of 2020. This research will support Sculptura marketing and help expand the indications for use in late 2020 and beyond. We continue to work with leading academic hospitals to place Sculptura and expect up to three more systems to be sold by the end of the year.

“Earlier this year Sensus was notified that SRT was added to Premier’s group purchasing contracts effective August 1, 2019 for the Oncology market. Premier has 4,000 member hospitals and health systems throughout the U.S., and we have begun making inroads. Premier represents a fruitful avenue for growth.

“We continued our efforts to improve CMS reimbursement for SRT and have been actively engaged to push for a revaluation of our main code, 77401. While CMS has made public that this code is due for revaluation based on current criteria, the agency is sticking to revalue by 2021 as they have previously declared. Our expectation is that a new rate will be set for 2021 and we expect to know that rate this time next year. The anticipated higher rate should accelerate future SRT-100+ and Vision sales in the U.S. as it will provide much needed clarity and direction.

“We continued to invest in sales and marketing, and exhibited our SRT systems for the treatment of keloids and non-melanoma skin cancer at several regional dermatology trade shows. During the quarter, our SRT-100+ was featured on a popular dermatology cable TV program, where a young woman’s keloids were treated successfully on-air. We expect the SRT-100+ to continue to be featured on this show, which is hosted by Dr. Sandra Lee. The show should support continued exposure for SRT to treat keloids, particularly given a recent clinical study showing just a 3% recurrence rate after surgery and SRT.

“We shipped 14 Vision systems and 2 SRT-100s during the quarter. We also began shipments of SRT-100+ systems to a large dermatology practice in a shared-revenue program,” Mr. Sardano added.

“Our international results were mixed. While we received clearance from Korea and regulatory approvals in new large markets including Brazil and India are in process, our sales efforts in China have not gone as planned and impacted Q3 revenues. The current geopolitical upheaval with China has temporarily cooled our expectations for that market, but we are optimistic that the U.S. and China will soon reach an agreement to resolve the current trade dispute.

“Our fourth quarter revenues have historically been the highest of the year, and we expect this trend to continue in 2019. While our dermatology market is fairly consistent, we do expect the oncology market to pick up with a few shipments of Sculptura to key University research hospitals,” he concluded.

Third Quarter Financial Results

Revenues for the third quarter of 2019 were $5.8 million, compared with $6.3 million for the third quarter of 2018. The decrease was attributable to fewer unit sales. There were no international sales in the quarter and there was a delay of Sculptura orders which are forthcoming.

Gross profit for the third quarter of 2019 was $3.8 million, or 65.8% of revenues, compared with $4.2 million, or 65.8 % of revenues, for the third quarter of 2018.

Selling and marketing expense for the third quarter of 2019 was $2.1 million, up slightly from $2.0 million in the third quarter of 2018. The increase was mostly attributable to an increase in headcount and marketing to support the launch of Sculptura.

General and administrative expense for the third quarter of 2019 was $0.96 million, compared with $0.91 million for the third quarter of 2018.

Research and development expense for the third quarter of 2019 was $1.6 million, compared with $1.7 million for the third quarter of 2018. The decrease was mainly due to lower expenses related to Sculptura as we are moving from R&D to production.

The net loss for the third quarter of 2019 was $(0.7) million, or $(0.04) per share, compared with a net loss of $(0.5) million, or $(0.03) per share, for the third quarter of 2018.

Adjusted EBITDA for the third quarter of 2019 was $(0.5) million, compared with $(0.1) million for the third quarter of 2018. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash and investments were $14.9 million as of September 30, 2019, compared with $15.4 million as of December 31, 2018. The company had no long-term debt and no outstanding borrowings on its revolving line of credit as of September 30, 2019.

Nine Month Financial Results

Revenues for the nine months ended September 30, 2019 were $18.8 million, compared with $18.3 million for the nine months ended September 30, 2018. Gross profit for the first nine months of 2019 was $12.1 million, or 64.5% of revenue, compared with $12.1 million, or 65.7% of revenue, for the same period of 2018.

Selling and marketing expense was $6.7 million for the nine months ended September 30, 2019, compared with $6.1 million for the year-ago period. General and administrative expense was $2.9 million year-to-date, compared with $3.2 million for the prior-year period. Research and development expense for the nine months ended September 30, 2019 was $5.5 million, compared with $4.8 million for the prior-year period.

The net loss for the nine months ended September 30, 2019 was $(2.7) million, or $(0.17) per share, compared with a net loss of $(2.1) million, or $(0.16) per share, for the nine months ended September 30, 2018.

Adjusted EBITDA for the first nine months of 2019 was $(2.1) million, compared with $(0.8) million for the first nine months of 2018.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock-compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018

Net Loss, as reported	$(730,394)	$(458,108)	$(2,739,104)	$(2,124,672)
Add:
Depreciation and amortization	133,964	193,923	415,126	427,426
Stock compensation expense	158,144	143,042	470,824	823,494
Interest, net	(74,735)	34,750	(213,577)	88,064
Adjusted EBITDA, non GAAP	$(513,021)	$(86,393)	$(2,066,731)	$(785,688)

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2019 third quarter, provide a business update and answer questions. To access the conference call, the dial-in numbers are 888-567-1603 (U.S. and Canada Toll Free) or 862-298-0702 (International). Please direct the operator to be connected to the Sensus Healthcare conference call. The call will be webcast live and can be accessed at the following link, which also may be found in the Investor Relations section of the Company’s website at www.sensushealthcare.com.

Following the conclusion of the conference call, a replay will be available and can be accessed by dialing 888-539-4649 (U.S. and Canada Toll Free), or 754-333-7735 (International). At the prompt, enter replay code 148970 followed by the # sign. Playback will automatically begin. An archived webcast of the call will also be available in the Investor Relations section of the Company’s website for a period of time.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for both oncological and non-oncological conditions. The Sculptura™ robotic radiation oncology system provides targeted intraoperative triple-modulated radiotherapy (IORT) and Brachytherapy utilizing our proprietary, state-of-the-art 3D Beam Sculpting™ to treat patients undergoing cancer treatment during surgery, or at the tumor site, with a single dose. Sensus also offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat non-melanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ’‘forward-looking statements.’’ In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of our product lines; our ability to successfully commercialize our products; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future; our ability to expand, manage and maintain our direct sales and marketing organizations; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our current reliance on third party manufacturers and sole- or single-source suppliers, as well as our ability to successfully transition manufacturing of our products in-house; our ability to reduce the per unit manufacturing costs; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of December 31,
	2019	2018
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,905,547	$12,484,256
Investment in debt securities	7,982,327	2,892,190
Accounts receivable, net	13,497,891	13,145,934
Inventories	2,257,365	1,628,817
Prepaid and other current assets	2,087,497	1,750,994
Total Current Assets	32,730,627	31,902,191
Property and Equipment, Net	1,142,100	891,029
Patent Rights, Net	361,447	433,737
Deposits	100,957	24,272
Operating Lease Right-of-Use Assets, Net	1,482,304	—
Total Assets	$35,817,435	$33,251,229
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$4,889,793	$5,166,239
Deferred revenue, current portion	1,168,521	722,025
Operating lease liabilities, current portion	312,815	—
Product warranties	163,455	136,217
Total Current Liabilities	6,534,584	6,024,481
Operating lease liabilities, Net of Current Portion	1,205,193	—
Deferred Revenue, Net of Current Portion	1,265,437	766,732
Total Liabilities	9,005,214	6,791,213
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 16,551,728 issued and 16,497,030 outstanding at September 30, 2019; 16,145,915 and 16,112,461 issued and outstanding at December 31, 2018.	165,517	161,459
Additional paid-in capital	43,163,910	39,957,905
Treasury stock, 54,698 and 33,454 shares at cost, at September 30, 2019 and December 31, 2018, respectively.	(252,570)	(133,816)
Accumulated deficit	(16,264,636)	(13,525,532)
Total Stockholders’ Equity	26,812,221	26,460,016
Total Liabilities and Stockholders’ Equity	$35,817,435	$33,251,229

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues	$5,840,945	$6,333,996	$18,753,839	$18,346,193
Cost of Sales	1,997,111	2,165,345	6,654,835	6,296,653
Gross Profit	3,843,834	4,168,651	12,099,004	12,049,540
Operating Expenses
Selling and marketing	2,124,146	1,971,539	6,649,754	6,146,759
General and administrative	957,184	907,746	2,933,985	3,163,621
Research and development	1,567,634	1,712,725	5,467,947	4,775,767
Total Operating Expenses	4,648,964	4,592,010	15,051,686	14,086,147
Loss From Operations	(805,130)	(423,359)	(2,952,682)	(2,036,607)
Other Income (Expense)
Interest income	74,736	23,010	213,578	68,620
Interest expense	—	(57,759)	—	(156,685)
Other Income (Expense), net	74,736	(34,749)	213,578	(88,065)
Net Loss	$(730,394)	$(458,108)	$(2,739,104)	$(2,124,672)
Net Loss per share – basic and diluted	$(0.04)	$(0.03)	$(0.17)	$(0.16)
Weighted average number of shares used in computing net loss per share – basic and diluted	16,397,863	13,781,506	16,296,272	13,498,760